Registration No.
                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                          ______________________
                                 FORM S-3
                          REGISTRATION STATEMENT
                                  Under
                        The Securities Act of 1933
                         ______________________
                     Aquila Biopharmaceuticals, Inc.
    (Exact name of registrant as specified in its charter)

        Delaware                           04-3307818
(State or other jurisdiction of        (I.R.S. Employer
incorporation or organization)       Identification Number)

                         175 Crossing Boulevard
                      Framingham, Massachusetts 01702
                           (508) 628-0100
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ______________________
                        ATTORNEY JANE V. HAWKES
                         BOWDITCH & DEWEY, LLP
                           311 Main Street
                    Worcester, Massachusetts 01608
                          (508) 791-3511
  (Name, address, including zip code, and telephone number,
           including area code, of  agent for service)
                        ______________________
	Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.
	If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
	If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
	If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________________
	If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________
	If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                     CALCULATION OF REGISTRATION FEE

                                Proposed         Proposed
Title of Shares   Amount To Be  Maximum          Maximum      Amount Of
To Be Registered   Registered   Aggregate Price  Aggregate    Registration
                                Per Unit(1)      Offering        Fee
                                                 Price(1)

Common             500,000       $3.90625        $1,953,125      $516
Stock, par
value $0.01
per share

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high and low sale prices reported on the NASDAQ National Market Automated Quotation System on April
20, 2000.

	The Registrant hereby amends this Registration
Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.






                              PROSPECTUS

                            500,000 SHARES

                    AQUILA BIOPHARMACEUTICALS, INC.

                             COMMON STOCK


        State of Wisconsin Investment Board (the "Selling
Shareholder") may sell up to 500,000 shares of common stock, $.01 par value per share, of Aquila
Biopharmaceuticals, Inc. ("Aquila" or the "Company").
Aquila will not receive any of the proceeds from the sale of shares by the Selling Shareholder.


Aquila's common stock is traded on the NASDAQ National
Market System under the symbol "AQLA". On April 20, 2000, the last reported sale price for the common stock on the NASDAQ National Market was $3 15/16 per share.


	INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF
RISK.  SEE "RISK FACTORS" COMMENCING ON PAGE 3.


	NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR
ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED
OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY
OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.



            THE DATE OF THIS PROSPECTUS IS APRIL 20, 2000.




                 WHERE YOU CAN FIND MORE INFORMATION

	We are a reporting company and file annual, quarterly and current reports, proxy materials and other information with the SEC. You may read and copy these reports, proxy materials and other information at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, DC 20549, New York, NY, and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's Web Site at "http:\\www.sec.gov".

                INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section
13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

- Annual Report on Form 10-K for the fiscal year ended
  December 31, 1999; and
- Description of the common stock contained in Aquila's
  Registration Statement on Form 8-A.

You may request a copy of the other filings at no cost, by writing or telephoning us at the following address:

                   Aquila Biopharmaceuticals, Inc.
                      175 Crossing Boulevard
                   Framingham, Massachusetts  01702
                    Attn:  James L. Warren, CFO
                         (508) 628-0100

	This Prospectus is part of a registration statement we have filed with the SEC. You should rely only on the information incorporated by reference or provided in this Prospectus. No one else is authorized to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.
You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of this document.







                             PROSPECTUS SUMMARY

                                The Company

	We engage in discovery, development and
commercialization of products to prevent, treat or control infectious diseases, autoimmune disorders and cancers. Our proprietary product development programs include Quilvax-
M(tm) for controlling bovine mastitis, Quilimmune-M(tm) for controlling malaria and Quilimmune-P(tm) for preventing pneumococcal infections. CD1-TB to prevent tuberculosis infections and CD1-CHL for preventing chlamydia infections are in research. We have six corporate partners who are involved in product development programs using our Stimulon(tm) adjuvants. A seventh corporate partner markets our feline leukemia virus vaccine.


                                 The Offering

Common Stock Offered        500,000 shares for the account
                            of the Selling Shareholder

Common Stock Outstanding    8,506,915 shares
  as of March 29, 2000

Use of Proceeds             Proceeds are solely for the
                            account of the
                            Selling Shareholder, and Aquila
                            will not
                            receive any proceeds. See "Use
                            of Proceeds."

NASDAQ Symbol               AQLA




                          FORWARD-LOOKING STATEMENTS

	This Prospectus and the documents incorporated herein contain forward-looking statements which involve a number of risks and uncertainties. Actual results may differ materially from those anticipated in the forward-looking statements. The following factors, among others, could effect our actual results: general economic conditions; risks in product and technology development; delays and difficulties in the regulatory approval process;
difficulties in obtaining raw materials and supplies for the Company's products; failure of corporate partners to commercialize successfully products using the Company's technology; competition from other companies; the costs of acquiring additional technology; failure to obtain the funding necessary for the Company's planned activities; and other risks and uncertainties identified in this Prospectus and the Company's SEC filings and the exhibits thereto, including those set forth under "Risk Factors" below.




                                RISK FACTORS

	Investment in the shares offered hereby involves a high degree of risk. Please consider carefully the following risk factors, among others, relating to the Company.

HISTORY OF OPERATING LOSSES

	Because of the nature of the business of developing and commercializing drug products, our operating expenses from 1995 through 1999 have exceeded our operating revenues for the same period by significant amounts. We expect to incur additional operating losses over the next several years, and we expect losses to increase as our research and development and clinical trial efforts expand.
We cannot guarantee that we will successfully develop, receive regulatory approval for, commercialize, manufacture, market and sell any additional products, or achieve or sustain future profitability.

EARLY STAGE OF TECHNOLOGY, UNCERTAINTY OF PRODUCT
DEVELOPMENT AND SUCCESSFUL COMMERCIALIZATION

	Many of our research and development programs are at an early stage of development. To date, the United States Department of Agriculture
("USDA") has only approved one of our product candidates, Quilvax-FeLV(tm), our feline leukemia vaccine.
Neither the USDA (in the case of our animal product candidate) nor the United States Food and Drug Administration ("FDA") (in the case of our human product candidates) has approved any of our other product candidates. While our development efforts are at different stages for different products, we cannot assure you that we will successfully develop any additional products or that we will not abandon some or all of our proposed research programs. We must conduct time-consuming, extensive and costly clinical trials, in compliance with FDA regulations to show the safety and effectiveness of each of our human product candidates before the FDA can approve a product candidate for sale. We must also conduct trials and comply with USDA regulations to show the safety and effectiveness of our animal product candidate before it is approved. Clinical trials are lengthy and expensive and have a high risk of failure. In addition, to compete effectively, our products must be easy to use, cost effective and economical to manufacture on a commercial scale. We cannot assure you that we can achieve any of these objectives. Any of our product candidates may fail the testing phase or may not attain market acceptance. Also, third parties may develop superior products or have proprietary rights that preclude us from marketing our products. Some of our product candidates and those products being developed by our collaborators and licensees have advanced to human clinical trials. We have one animal product in clinical trials, one human product has completed Phase I clinical trials and one human product is in Phase II clinical trials.

	Our product candidates are prone to the risks of failure inherent in pharmaceutical product development, including the following:

-    Our technical approach will not be successful;
- Any or all of our product candidates will not be safe and effective;
- Product candidates will not otherwise meet applicable regulatory standards or receive regulatory clearance;
- Our product candidates will not prove to be commercially viable products;
- We will not be able to manufacture or produce economically or on a large scale any or all of our product candidates;
- We will not be able to successfully market our product candidates;
- We will not be able to market such products because of the proprietary rights of third-parties; and
- Our competitors will market superior or equivalent products.

FUTURE FUNDING NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING

	While we have some revenue sources, we do not think these sources will generate sufficient funds to continue our operations until commercialization of our product candidates. In addition, changes in our research and development plans or other events affecting our operations may significantly increase our capital requirements over current projections. We cannot be certain that expected revenues will materialize, or that financing will be available on acceptable terms.

We will need to raise additional capital in order to continue our research and development programs, conduct preclinical and clinical testing of our product candidates and conduct full scale manufacturing of any products that we may develop. The timing and degree of any future requirements will depend on numerous factors, including:

-    the progress of our research and development programs;
-    the progress of preclinical and clinical testing;
- the time and costs involved in obtaining regulatory approvals;
- the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;
-    competing technological and market developments;
-    changes in our existing research relationships;
- our ability to establish collaborative marketing arrangements; and
- development of commercialization activities and arrangements.

	Based on current projections, we estimate that our existing capital resources, research revenue and revenue from product sales will be sufficient to meet our cash requirements for approximately fifteen (15) months.
Whether we can continue to operate beyond such period will depend upon our ability to generate substantial operating revenue from license fees and other sources or procure additional funding. We cannot be sure that our product candidates will prove successful or generate significant sales or earnings in the future or that, if needed, we will be able to obtain future funding on reasonable terms, if at all, or at the appropriate time for our planned activities.

	If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate one or more of our research or development programs; to obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies, product candidates or products that we would otherwise seek to develop or commercialize ourselves;
or to license the rights to such products on terms that are less favorable to us than might otherwise be available. If we raise additional funds by issuing equity securities, this may result in further dilution to our existing shareholders. In addition, any future investors could demand (and we may have to grant) rights superior to those of our existing shareholders.

RISKS ASSOCIATED WITH COLLABORATIVE ARRANGEMENTS

	Part of our strategy for the development, clinical testing and commercialization of our products is to license certain companies to use our technologies. The success of these third parties in performing their responsibilities under the license agreements may affect the timing and amount of license fee payments, royalties and revenues from product sales, and we cannot assure you that such collaborations will be successful. We may not be able to establish additional acceptable collaborative arrangements or license agreements should we deem this necessary to develop and commercialize our product candidates, nor can we assure you that such future arrangements will be successful.

PATENTS AND PROPRIETARY RIGHTS

	We cannot be sure that our current patents or patents that issue from any of our pending applications will not be challenged, invalidated or circumvented. Although we are not aware of any issued third party patents which would interfere with development of any of our products, we cannot be certain that we will not infringe on existing or future patents owned by others or that third parties will not bring suit against us for infringement of such patents.

	Patent litigation can be extremely costly and time consuming, but may be necessary for us to enforce our patents or defend against claims by third-parties.

	We also rely extensively on trade secrets and other unpatented proprietary technology. We attempt to protect our proprietary technology in part by confidentiality agreements with our employees, consultants, advisors and collaborators. We cannot assure you that the other parties will not violate these agreements, that we will have adequate remedies, or that our trade secrets will not otherwise become known or independently developed by competitors.

COMPETITION AND TECHNOLOGICAL CHANGE

	The biotechnology and pharmaceutical industries are subject to rapid and significant technological change. Our competitors in the United States and abroad are numerous.
Our competitors include, among others, major pharmaceutical companies, specialized biotechnology firms, universities and other research institutions. Specifically, we have competition from other adjuvants which could compete with our Stimulon(tm) adjuvant. Adjuvants are under development by Corixa
Corporation, AVANT Immunotherapeutics, Inc., Chiron
Corporation, and Coley Pharmaceutical Corp.
Our competitors may succeed in developing technologies and products that are more effective than any which we are developing or that would render our technology and products obsolete and noncompetitive.

Many of our competitors have substantially greater financial and technical resources than we do in:

-    production and marketing;
-    conducting clinical trials; and
-    obtaining regulatory approvals.

If we begin significant commercial sales of our products, we will also be competing with respect to manufacturing and marketing capabilities, areas in which we have limited experience.

GOVERNMENT REGULATION; NO ASSURANCE OF REGULATORY
APPROVAL

	Our research and development activities and products are subject to extensive and rigorous regulation by the federal government, principally the FDA and USDA, and by state and local governments. We intend to market our products in other countries, and foreign governments may also impose stringent regulations. We must complete all appropriate regulatory clearance processes before commercializing any of our product candidates, which is lengthy and expensive. We cannot be sure that we will obtain necessary regulatory approvals on a timely basis, if at all, for any of our product candidates.

	The current regulatory framework may change or additional regulations may arise at any stage during our product development, which may affect our ability to obtain approval as anticipated, delay the submission or review of an application or require additional expenditures. Even if regulatory approval of the drug is granted, the approval may limit the drug to certain uses or "indications."
Approved drugs, drug manufacturers and manufacturing facilities are also subject to continual review and periodic inspections by the FDA or foreign regulatory agencies, even after the drug is on the market. As a manufacturer, we must spend considerable time, money and effort, especially in the areas of production and quality control, to comply with FDA or foreign manufacturing regulations. Later discovery of previously unknown problems with a product or facility may result in restrictions being placed on that product or us, including forcing a withdrawal of the product from the market. Our failure to comply with applicable regulatory requirements could, among other things, result in fines, suspensions of regulatory approvals, product recalls, operating restrictions and criminal prosecution. We are also subject to numerous environmental, health and workplace safety laws and regulations, including those related to laboratory procedures, exposure to blood-born pathogens, and the handling of bio-hazardous materials.


MANUFACTURING LIMITATIONS

	We have limited capability to manufacture products for commercial use. We may need to construct additional manufacturing facilities or to have another company manufacture our products. We do not guarantee that we could do either at a cost low enough to enable us to obtain an appropriate profit margin.

	If we decide to manufacture additional products ourselves, we will be subject to regulatory requirements and will require substantial additional capital. The FDA or other regulatory agency may seek to subject these products to more extensive regulation.

LIMITED SALES AND MARKETING EXPERIENCE

	We have very limited experience in sales, marketing and distribution of products. We currently do not sell any products directly. Instead, we sell our feline leukemia vaccine through our partner Virbac S.A. which is responsible for all sales and marketing of that product.
In order to distribute our products we will most likely have to enter into collaborations with third parties. We may be unable to find a suitable marketing partner or to enter into a marketing arrangement which would be economically advantageous to the Company.

DEPENDENCE ON RETENTION AND ATTRACTION OF KEY EMPLOYEES

	Our product development and marketing plans depend heavily on retaining existing management and the ability to hire additional qualified management and operating personnel. Recruiting and retaining qualified scientific personnel to perform research and development work is critical to our success. Although we maintain a key person life insurance policy on our President and Chief Executive
Officer, Dr. Alison Taunton-Rigby, loss of our key personnel would likely delay the achievement of development objectives and will have a negative affect on our business.
We face serious competition for qualified individuals from numerous pharmaceutical and biotechnology companies, and other research institutions.

PRODUCT LIABILITY AND AVAILABILITY OF INSURANCE

	Drugs used in clinical trials and drugs sold on the market may expose us to damages claims and adverse publicity resulting from the use of such products. We have limited product liability coverage for clinical research use of product candidates such as the Stimulon(tm) adjuvants and Quilvax(tm) and Quilimmune(tm) products. We also maintain product liability insurance for the commercial sale of our feline leukemia vaccine, and we intend to obtain similar coverage for new products if and when they are commercialized. We may not be able to afford to buy enough liability insurance to protect us against all of the product liability losses that could possibly occur, and we cannot guarantee that any such insurance would provide us with sufficient protection against a product liability claim.

HAZARDOUS MATERIALS; ENVIRONMENTAL MATTERS

	Our research and development activities and manufacturing processes involve the controlled use of hazardous, controlled and radioactive materials. Although we believe that our safety procedures for handling and disposing of such materials comply with the standards required under local, state and federal regulations, there is still a risk of accidental contamination or injury, or negligent disposal by third parties. If there was such an accident, we could be held liable for any damages that result. Those liabilities may exceed our resources.
Although we believe that we are in compliance with applicable environmental laws and regulations and currently do not expect to have to spend significant amounts of money for environmental control facilities, we may be required to do so to comply with environmental laws and regulations in the future.

UNCERTAINTY RELATED TO PRICING OF HEALTH CARE PRODUCTS
AND REIMBURSEMENT

	Our ability to successfully sell our products depends in part on the extent to which reimbursement for the cost of such products and related treatments will be available from government, health administration authorities, private health coverage insurers, HMOs and other organizations. Adequate third-party coverage may not be available to allow us to obtain satisfactory price levels for third-party payor reimbursements. Government and other third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement for new products. If adequate coverage and reimbursement levels are not provided by government and third-party payors for uses of our product, the market acceptance of these products will be more difficult. We cannot guarantee that our corporate partners' products, if any, will be considered cost-effective or that adequate reimbursement will be available to enable us or our corporate partners to make a profit.

VOLATILITY OF STOCK PRICE; LIMITED TRADING VOLUME

	The market price of our common stock has been and is likely to continue to be volatile. The market price can be influenced by factors such as announcements by us or our competitors of technological innovations, new commercial products, major financing agreements, patent or proprietary right developments, public concern as to the safety of biotechnology, and period to period fluctuations in financial results.

        There is limited trading volume in our common stock and limited liquidity. We cannot guarantee that greater trading volume or a more active market for the common stock will develop.

POTENTIAL ANTI-TAKEOVER DEVICES

	Certain provisions of our charter documents, our Shareholder Rights Plan and Delaware General Corporation law may have the effect of delaying, discouraging, inhibiting or preventing an attempt by a third party to obtain control of Aquila by means of a tender offer, business combination, proxy contest or otherwise. The terms of the members of our board expire in different years, thus making it more difficult for a party waging a proxy contest to obtain control of a majority of the board.
In addition, our Shareholder Rights Plan discourages any hostile takeover by giving existing shareholders the right to buy shares in either the Company or any acquirer at a price that could cause massive dilution.

                              USE OF PROCEEDS

	Aquila will not receive any proceeds from the sale of the shares of common stock offered by the Selling
Shareholder.

                            SELLING SHAREHOLDER

Our registration of the shares of common stock does not necessarily mean that the Selling Shareholder will sell all or any of the shares. The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 29, 2000, by the Selling
Shareholder, on which date 8,006, 915 shares of common stock were outstanding (excluding all of the shares which are being registered hereunder).

	The information provided in the table below with respect to the Selling Shareholder has been obtained from the Selling Shareholder. The Selling Shareholder has been an owner of more than five percent (5%) of Aquila's common stock throughout the last three (3) years. Other than through its ownership of Aquila common stock, the Selling
Shareholder does not have, or within the past three (3) years has not had, any position, office or other material relationship with Aquila. Because the Selling Shareholder may sell all or some of the shares of common stock beneficially owned by it, we can only give an estimate
(assuming the Selling Shareholder sells all of its shares offered hereby) as to the number of shares of common stock that will be beneficially owned by the Selling Shareholder after this offering. In addition, the Selling Shareholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares of common stock beneficially owned by it, all or a portion of the shares of common stock beneficially owned by it in transactions exempt from the registration requirements of the Securities
Act of 1933.





                       Amount Of        Amount to be        Percentage
                      Securities        Offered for         Of Class to
                      Owned Prior       The Security         Be Owned
Name                  To Offering       Holders Account       After
                                                           The Offering

State of Wisconsin    [1,580,741]         500,000            [12.7%]
Investment Board







                             PLAN OF DISTRIBUTION

	The shares of common stock may be sold from time to time by the Selling Shareholder in one or more transactions at fixed prices, at market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The Selling Shareholder may offer its shares of common stock in one or more of the transactions:

- on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including the NASDAQ National Market System,
-    in the over-the-counter market,
-    in private transactions,
-    through options,
-    by pledge to secure debts and other obligations, or
-    a combination of any of the above transactions.

If required, we will distribute a supplement to this Prospectus to describe material changes in the terms of the offering.

The shares of common stock to be offered by the Selling
Shareholder hereunder, will be sold from time to time directly by the Selling Shareholder. Alternatively, the Selling Shareholder may from time to time offer shares of common stock to or through underwriters, brokers/dealers or agents. The Selling Shareholder and any underwriters, brokers/dealers or agents that participate in the distribution of the shares of common stock may be deemed to be an "underwriter" within the meaning of the Securities
Act of 1933. Any profits on the resale of shares of common stock and any compensation received by any underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.
Also, any underwriter will be subject to prospectus delivery requirements of the Securities Act.

Any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 of the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this Prospectus. The Selling Shareholder may not sell all of the shares. The Selling Shareholder may transfer, devise or gift such shares by other means not described in this Prospectus.

To comply with the securities laws of certain jurisdictions, the common stock must be offered or sold only through registered or licensed brokers or dealers.
In addition, in certain jurisdictions, the common stock may not be offered or sold unless they have been registered or qualify for sale or an exemption is available and complied with.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the common stock may not simultaneously engage in market-making activities with respect to the common stock for nine (9) business days prior to the start of the distribution. In addition, the Selling Shareholder and any other person participating in a distribution will be subject to the Securities Exchange Act of 1934 which may limit the timing of purchases and sales of common stock by the Selling Shareholder or any such other person.
These factors may affect the marketability of the common stock and the ability of brokers or dealers to engage in market-making activities.

	We will pay all the expenses incident to the issuance and registration of the shares hereunder. Such expenses are estimated to be $10,516. The Selling Shareholder will pay all underwriting discounts and selling commissions, if any.

                                EXPERTS

	The consolidated financial statements of Aquila
Biopharmaceuticals, Inc. incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999 have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                              LEGAL MATTERS

	The legality of the shares to be sold by the Selling
Shareholder and purchased by the purchasers will be passed upon by Bowditch & Dewey, LLP, Worcester, Massachusetts.



                            TABLE OF CONTENTS



Where You Can Find More Information              1

Information Incorporated By Reference            1

Prospectus Summary                               2

Forward-Looking Statements                       2

Risk Factors                                     3

Use of Proceeds                                  7

Selling Shareholder                              7

Plan of Distribution                             8

Experts                                          9

Legal Matters                                    9








                                 PART II
                 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

	The following table sets forth an itemized statement of all expenses in connection with the issuance and distribution of the securities being registered, to be borne by the registrant:

        Registration fee                   $516
        NASD listing fee                 $5,000
        Legal Fees and expenses*         $5,000
        Accounting fees and expenses*        $0

        Total                           $10,516
_________
* Estimated

	The Selling Shareholder will be responsible for any additional fees incurred as a result of the distribution of these securities.

Item 15.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that the Company shall have the power to indemnify any director, officer, employee or agent for expenses
(including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any suit, action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the event an action against such a person is by or in the right of the Company and such person shall have been adjudged to be liable to the Company, such indemnification is permitted only to the extent that the Delaware Court of Chancery or the court in which such action is brought shall deem proper.

	Article THIRD of the Company's By-laws provides for indemnification of its directors, officers, employees or agents to the fullest extent provided by laws.

	Article SIXTH of the Company's Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of his or her fiduciary duty as a director to the extent provided either
(i) in the order of the United States Bankruptcy Court for the District of Massachusetts confirming the Reorganization
Plan of the Company's predecessor Cambridge Biotech
Corporation, but in any event, to no greater extent that is permitted by Section 102(b)(7) or any successor similar provision in the Delaware General Corporation Law, or (ii) by the Delaware General Corporation Law.

	The Company maintains an executive liability indemnification policy. Subject to the policy conditions, the insurance provides coverage for an amount payable by the Company to its directors and officers pursuant to the Company's By-laws.

	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.  Exhibits.

3.1 Amended and Restated Certificate of Incorporation, effective July 25, 1996 (incorporated by reference to
      Exhibit 2 to Form 8-K, dated July 18, 1996,
      File No. 0-12081).
3.2 Certificate of Amendment of Amended and Restated Certificate of Incorporation, effective March 24,
      1997 ( incorporated by reference to
      Exhibit 3.2 to Annual Report on Form 10-K for fiscal year ended December 31, 1996, File No. 0-12081).
3.3 By-laws (incorporated by reference to Exhibit 2 to
      Form 8-K, dated
      July 18, 1996, File No. 0-12081).
4.1 Specimen Certificate representing common stock of the Company (incorporated by reference to Exhibit 4.1 to Form 8-K, dated October 21, 1996, File No. 0-12081).
*5.1	Opinion of Bowditch & Dewey, LLP
*23.1	Consent of Bowditch & Dewey, LLP (included in Exhibit
      5.1)
*23.2	Consent of PricewaterhouseCoopers LLP
*24.1	Power of Attorney (included on signature page)
_____________________
* Filed herewith

Item 17.  Undertakings.

	The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered
(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section
10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities
Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                 SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, The Commonwealth of Massachusetts, on April 20, 2000.

                AQUILA BIOPHARMACEUTICALS, INC.



                By:   /s/ Alison Taunton Rigby
                      Alison Taunton-Rigby
                      President and Chief Executive Officer



                By:     /s/ James L. Warren
                        James L. Warren
                        Treasurer, Chief Financial Officer
                         and Chief Accounting Officer





     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. The persons whose signatures appear below do hereby make, constitute and appoint Alison Taunton-Rigby and Jane V. Hawkes and each of them their true and lawful attorneys and agents with full power and authority on their behalf to execute and file with the Securities and Exchange
Commission any amendment or amendments, including post-effective amendments to this Registration Statement and any and all instruments and documents which may be necessary or desirable in connection with the registration of the shares of common stock pursuant to this Registration Statement and they do ratify and confirm all said agents and attorneys may do or cause to be done by virtue hereof.




/s/ Jeffrey T. Beaver                     April 20, 2000
Jeffrey T. Beaver, Director



/s/ Robert J. Carpenter                   April 20, 2000
Robert J. Carpenter, Director



/s/ Keith J. Dorrington                    April 20, 2000
Keith J. Dorrington, Director



/s/ Elliott D. Hillback, Jr.               April 20, 2000
Elliott D. Hillback, Jr., Director



/s/ Alison Taunton-Rigby                   April 20, 2000
Alison Taunton-Rigby, Director



                            Exhibit Index

   3.1	Amended and Restated Certificate of
Incorporation, effective July 25, 1996 (incorporated by reference to Exhibit 2 to Form 8-K, dated July 18, 1996,
File No. 0-12081).

   3.2	Certificate of Amendment of Amended and
Restated Certificate of Incorporation, effective March 24,
1997 ( incorporated by reference to Exhibit 3.2 to Annual
Report on Form 10-K for fiscal year ended December 31, 1996, File No. 0-12081).

   3.3	By-laws (incorporated by reference to Exhibit 2
to Form 8-K, dated July 18, 1996, File No. 0-12081).

   4.1	Specimen Certificate representing common stock
of the Company (incorporated by reference to Exhibit 4.1 to Form 8-K, dated October 21, 1996, File No. 0-12081).

* 5.1	Opinion of Bowditch & Dewey, LLP

*23.1	Consent of Bowditch & Dewey, LLP (included in Exhibit
5.1)

*23.2	Consent of PricewaterhouseCoopers LLP

*24.1	Power of Attorney (included on signature page)
_____________________

* Filed herewith



                           EXHIBIT 5.1



April 24, 2000




Aquila Biopharmaceuticals, Inc.
175 Crossing Boulevard
Framingham, Massachusetts 01702

Ladies and Gentlemen:

This opinion is delivered to you in connection with the registration statement on Form S-3 (the "Registration Statement") filed on April 24, 2000 by Aquila Biopharmaceuticals, Inc. (the "Company") under the Securities Act of 1933, as amended, for registration under said Act of 500,000 shares of the common stock, $.01 par value, (the "Common Stock") of the Company for the account of a selling shareholder.

We are familiar with the Restated Certificate of Incorporation of the Company, as amended, the corporate minute book and the by-laws of the Company, as amended, and the Registration Statement. We have also made such further investigation as we have deemed necessary for the purposes of this opinion.

Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock covered by the Registration Statement have been validly authorized for issuance and are legally issued, fully paid and nonassessable.

We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm in the prospectus contained in the Registration Statement under the caption "Legal Matters."

Very truly yours,
/s/ Bowditch & Dewey, LLP
BOWDITCH &
DEWEY, LLP








                        Exhibit 23.2


              CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 to register 500,000 shares of common stock of Aquila Biopharmaceuticals, Inc.
(the "Company") of our report dated February 8, 2000
(except for Note 19, as to which the date is March 24, 2000) relating to the financial statements, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration
Statement.

                           \s\ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 20, 2000